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                             CONSENT TO BEING NAMED
                         IN THE REGISTRATION STATEMENT


         The undersigned consents to the use of the following sentence in the Registration Statement of Hertz Technology Group, Inc.:


       "By way of example, in the cover story of the December 5, 1995 issue of PC Magazine(R) in which PC Labs(R) tested 83 Windows 95-based PCs from 52 leading PC companies, the Hertz Pentium 133e `was the best performing 133-Mhz Pentium system' in the roundup."


and the reference to PC Magazine(R) in such sentence.


                                                  /s/ J. Malcom Morris
                                                ------------------------
                                                 PC Magazine
                                                 V.P. Ziff-Davis Publishing Co.
                                                 10/30/96